DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C5074-04

FEB 2 7 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: PrimeHoldings.com, Inc.

2. Resident Agent Name and Street Address:
William Shupe
Name
6600 Amelia Earhart Ct. — Las Vegas — NEVADA 89119
Street Address — City — Zip Code
Optional Mailing Address — City — State — Zip Code

3. Shares:
Number of shares with par value: 1,500,000,000-See Ex. A Par value: $ .001
Number of shares without par value: None

4. Names & Addresses, of Board of Directors/Trustees:
1. Thomas Aliprandi
Name
6600 Amelia Earhart Ct. — Las Vegas — NV — 89119
Street Address — City — State — Zip Code

2. Matt White
Name
6600 Amelia Earhart Ct. — Las Vegas — NV — 89119
Street Address — City — State — Zip Code

3.
Name
Street Address — City — State — Zip Code

5. Purpose: (optional-see instructions)
The purpose of this Corporation shall be:
To acquire companies with a diverse base of operations.

6. Names, Address and Signature of Incorporator.
William Shupe
Name
Signature
6600 Amelia Earhart Ct. — Las Vegas — NV — 89119
Address — City — State — Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named corporation.
Authorized Signature of R. A. or On Behalf of R. A. Company
February 25, 2004
Date

EXHBIIT "A" TO PRIMEHOLDINGS.COM, INC.'S ARTICLES OF INCORPORATION

Article 3 includes the following:

The Corporation is authorized to issue to One Billion Three Hundred Fifty Million (1,350,000,000) shares of Common Stock having a $.001 par value (**"Common Stock"**) and One Hundred Fifty Million (150,000,000) shares of Preferred Stock having a $.001 par value (**"Preferred Stock"**). The Common and/or Preferred Stock may be issued from time to time without approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

FILED # C5074-04

FEB 27 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Resident Agent Acceptance

1. Please print legibly or type; Black Ink Only.
2. Complete all fields.
3. Ensure that document is signed in signature field.

ABOVE SPACE IS FOR OFFICE USE ONLY

In the matter of PRIME HOLDINGS, COM, INC.
(Name of business entity)

I, William Shupe
(Name of resident agent)

hereby state that on 2-27-2004 (Date) I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:

6600 Amelia Earhart Ct
Physical Street Address

Suite number

Las Vegas
City, NEVADA

89119
Zip Code

Optional:

111 S. 1440 E.
Additional Mailing Address

Suite number

Lindon
City

UT
State

84042
Zip Code

Signature:

[signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

2-27-2004
Date

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

($350)

FILED # C5074-04

FEB 27 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

PrimeHoldings.com, Inc.
Name of constituent entity

Delaware	Corporation
Jurisdiction	Entity type *

and,

PrimeHoldings.com, Inc.
Name of resulting entity

Nevada	Corporation
Jurisdiction	Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- [X] **The entire plan of conversion is attached to these articles.**
- [ ] **The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.**
- [ ] **The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.**

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

3/1/2004 1:55:14 PM $0.00
NL C20040301-0411

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: William Shupe

c/o. 154 East Ford Ave.
Salt Lake City, UT 84115

5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240) *: February 16, 2004

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.; general partnership governed by NRS chapter 87).
2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

PrimeHoldings.com, Inc.
Name of constituent entity

[signature]	CEO	2-25-2004
Signature	Title	Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's' articles.**

Filing Fee $350.00

ARTICLES OF CONVERSION
OF
PRIMEHOLDINGS.COM, INC.

1. **Name; Purpose of Articles of Conversion.**

The name of the constituent entity is PrimeHoldings.com, Inc. a Delaware corporation (the "**Constituent Entity**"). The name of this resulting entity is PrimeHoldings.com, Inc., a Nevada corporation (the "**Resulting Entity**"). The purpose of filing these Articles of Conversion in the State of Nevada is to convert the Constituent Entity to the Resulting Entity. The conversion of the Constituent Entity from Arizona to the Resulting Entity in the Sate of Nevada is effected pursuant to Nevada Revised Statues, Section 92A.205.

2. **Original Incorporation.**

The Constituent Entity was originally incorporated in the State of Delaware on May 15. 1986.

3. **Authorized Capital.**

The Constituent Entity is presently authorized to issue 1.350,000,000 shares of common stock. Upon conversion the Resulting Entity shall have authorized 1,350,000,000 shares of common stock and 150,000,000 shares of preferred stock.

4. **Place of Business in Nevada.**

The Resulting Entity's place of business in Nevada is: 6600 Amelia Earhart Ct., Las Vegas, NV 89119 (the "**Resulting Entity's Place of Business**").

5. **Plan of Conversion.**

A "Plan of Conversion," (the "**Plan**"), whereby the Constituent Entity is converted into the Resulting Entity has been adopted by a majority of the Consistent Entity's shareholders, in accordance with the laws of the State of Delaware. A copy of the Plan is on file in the Resulting Entity's Place of Business.

6. **Statutory Agent in Nevada.**

The name and address of the Resulting Entity's statutory agent in Nevada is:

William Shupe
6600 Amelia Earhart Ct.
Las Vegas, NV 89119

7. **Board of Directors.**

The Resulting Entity's board of directors consists of two (2) directors. The names and address of the persons who will serve as the directors until the next annual meeting of the Resulting Entity's shareholders or until successor directors are elected are:

Thomas Aliprandi
6600 Amelia Earhart Ct.
Las Vegas, NV 89119

Matt White
6600 Amelia Earhart Ct.
Las Vegas, NV 89119

The number of person to serve on the board of directors thereafter shall be fixed by the Resulting Entity's Bylaws.

8. **Indemnification of Officers, Directors, Employees and Agent.**

The Resulting Entity shall indemnify any person who incurs expenses by reason of the fact that he or she was an officer, director, employee or agent of the Resulting Entity or is serving at the request of the Resulting Entity as a director, officer, employee ort agent of another corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

9. **Limitation of Liability.**

To the fullest extent permitted by the Nevada Revised Statutes as the came exits or may hereafter be amended, a director of the Resulting Entity shall not be liable to the Resulting Entity or its shareholders for monetary damages for any action taken or for any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Resulting Entity occurring prior to such repeal, amendment or modification.

DATED this 26th day of February 2004.

PRIMEHOLDINGS.COM, INC.

By: ______________________
Thomas Aliprandi
Its: CEO

Acceptance of Appointment
By Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the Corporation in the State of Nevada, effective this 26th day of February 2004.

By: ______________________
William Shupe

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

$175

FILED # C5074-04

FEB 27 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Designation
(PURSUANT TO NRS 78.1955)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

PrimeHoldings.com, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

25,000,000 shares of Series A Preferred Stock with thefollwing rights:

1. Every share of Sereis A Preferred Stock shall have ~~five (5)~~ twenty-five (25) votes;
2. Every share of Sereis A Preferred Stock shall be converted to common stock at the rate of 5:1.

Other rights and prefereserces and designations are described on Exhibit "A," attached hereto and incorporated herein byu reference.

3. Effective date of filing (optional): 3/2/04

(must not be later than 90 days after the certificate is filed)

4. Officer Signature: [signature]

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

**EXHIBIT "A" TO
CERTIFICATE OF DESIGNATION OF
PRIMEHOLDINGS.COM, INC.'S
SERIES A PREFERRED STOCK, PURSUANT TO NRS 78.1955**

Pursuant to NRS 78.1955, PrimeHoldings.com, Inc.'s Board of Directors, by unanimous resolution, hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to Series A Preferred Stock, as follows:

1. **Designation.** The series of Preferred Stock provided for by this resolution shall be designated "Series A Convertible Preferred Stock" (hereafter referred to as **"Series A Stock"**).

2. **Authorization.** The number of shares constituting the Series A Stock shall be 25,000,000 shares.

3. **Rank.** The Series A Stock shall, with respect to voting, dividend rights, rights on redemption, rights on conversion and rights on liquidation, winding up and dissolution, rank senior to all common stock, warrants and options to purchase Common Stock established by the Board or the Stockholders (all of such equity securities of the Corporation to which the Series A Stock ranks senior are collectively referred to herein as **"Junior Stock"**).

4. **Dividends.** The holders of Series A Stock are entitled to an annual cumulative dividend subject to the Corporation's ability to pay such dividends as limited by Nevada law.

5. **Liquidation Preference.** . In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Stock shall be entitled to receive, out of the assets of the Corporation, whether those assets are capital or surplus of any nature, an amount equal to $5.00 per share of Series A Stock, plus all accrued and unpaid dividends on the date of that distribution, and no more, before any payment shall be made or any assets distributed to the holders of Junior Stock, and the remaining assets shall be distributed ratably to the holders of Junior Stock. If upon liquidation, dissolution, or winding up of the Corporation the assets thus distributed among the holders of Series A Stock shall be insufficient to permit the payment to those stockholders of the full preferential amounts, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of Series A Stock.

A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up, within the meaning of this paragraph.

6. **Voting Rights.** Shares of the Corporation's Series A Stock entitles the holder thereof to vote on matters requiring approval of the stockholders of the Corporation at the rate of twenty-five votes for every share of Series A Stock held.

7. **Conversion Rights.**

(a) Each holder of Series A Stock shall be entitled to convert the Series A Stock into the Corporation's common stock on a 1:5 basis into fully paid and non-assessable Common Stock.

The conversion of Series A Stock described herein is elective and shall be exercised by surrendering for such purpose to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Common Stock or Series A Stock, certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and at the time of such surrender, the person exercising such option to convert shall be deemed to be the holder of record of Common Stock issuable on such conversion, notwithstanding that the share register of the Corporation shall then be closed.

(b) The number of shares of Common Stock into which Series A Stock may be converted shall be subject to adjustment from time to time in certain cases as follows:

(i) The Corporation shall be entitled to make such further adjustments as it considers advisable in order that any event treated for federal income tax purposes as a dividend or other distribution of stock or stock rights will not be taxable, so far as practicable, to the recipient of such dividends or distributions.

(c) Whenever the amount of Common Stock deliverable upon the conversion of Series A Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith file, at its principal executive office and with any transfer agent or agents for Series A Stock and for its Common Stock, a statement stating the adjusted amount of its Common Stock or other securities deliverable per Series A Stock and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

(d) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, the full number of shares of Common Stock deliverable upon the conversion of all the then outstanding shares of Series A Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue such shares of Common Stock upon the conversion of shares of Series A Stock.

(e) No fractional shares of Common Stock shall be issued upon conversion of Series A Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation's Common Stock on the date of

Attn: Dean
7756845731

($550)

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 5074-04

AUG 10 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Primeholdings.com. Inc.

2. The articles have been amended as follows (provide article numbers, if available):

1. To increase the common stock from ~~1,350,000 to~~ 1,350,000,000 2,000,000,000 and decrease the preferred stock from 150,000,000 to 75,000,000--toal authorized stock ~~from 1,500,000,000~~ to 2,075,000,000.

2. To reflect a 100:1 reverse of common stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 51%

4. Effective date of filing (optional): 8/11/04 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

040 - 118040

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF PRIMEHOLDINGS.COM, INC.

We, the undersigned CEO and assistant secretary, respectively, of PrimeHoldings.com, Inc., a Nevada corporation (the "**Corporation**"), do hereby certify:

1. That the undersigned is the CEO and President of the Corporation;

2. That Article 4 of the Corporation's Articles of Incorporation is amended to read as follows:

On or about July 1, 2004, preferred shareholders converted 75,000,000 shares of the Corporation's preferred stock (the "**Preferred Stock**"), par value $.001 to the Company's common stock at a 10:1 conversion rate, in accordance with that certain "Certificate of Designation of Preferences, Rights and Limitation as the Preferred Stock of PrimeHoldings.com, Inc." With the converted shares the Corporation's authorized common stock is Two Billion (2,000,000,000) shares, having a $.001 par value ("**Common Stock**") and Seventy-Five Million (75,000,000) shares of Preferred Stock having at $.001 par value ("**Preferred Stock**"). On or about July 5, 2004, the Corporation effected a one hundred (100) to one (1) (100:1) reverse split of its Common Stock.

The Common and/or Preferred Stock may be issued from time to time without approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

3. That the foregoing amendment to the Corporation's Articles of Incorporation has been duly approved by the Board of Directors on July 5, 2004;

4. That the foregoing amendment to the Corporation's Articles of Incorporation has been duly approved by a vote of the Corporation's shareholders on July 5, 2004 in accordance with section 78.390 of the *Nevada Revised Statutes*. The percentage voting in favor of the Amendment was greater than 50%.

The undersigned declare under the penalty of perjury that the matters set forth in the foregoing certificate are of their own knowledge.

Executed at Salt Lake City, Utah, July 5, 2004.

Thomas Aliprandi, President & CEO

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of	Document Number 20060649024-63
Dean Heller	Filing Date and Time 10/10/2006 8:00 AM
Secretary of State State of Nevada	Entity Number C5074-2004

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
PrimeHoldings.com, Inc.

2. The articles have been amended as follows (provide article numbers, if available): ARTICLE 2:

On or about October 2, 2006 the Corporation effected a fifteen hundred (1,500) to one (1) (1,500:1) reverse split (the "Reverse") of its Common Stock, effective on the date of the filling of an amendment to its Articles of Incorporation, reflecting the Reverse.

The Common and/or Preferred Stock may be issued from time to time without approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

The foregoing amendment to the Corporation's Articles of Incorporation has been duly approved by a vote of the Corporation's shareholders on October 2, 2006 in accordance with section 78.390 of the Nevada Revised Statutes. The percentage voting in favor of the Amendment was greater than 50%.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 792,785,275--Greater than 50%

4. Effective date of filing (optional): 10/2/06 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): ______________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070650484-76
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/24/2007 3:00 PM
	Entity Number C5074-2004

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Primeholdings.com, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 is amended.

The name of the corporation shall be: Mindpix Corporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 62%

4. Effective date of filing (optional): 9/20/07
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080088894-27
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/06/2008 3:15 PM
	Entity Number C5074-2004

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Mindpix Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Article 3 is amended as follows:

Mindpix Corporation's (the "Corporation") authorized common stock is reduced from Two Billion Seventy-five Million (2,075,000,000) to Seven Hundred and Fifty Million (750,000,000) shares, having a par value of $.0001 ("Common Stock"); and Twenty-Five Million (25,000,000) shares of Preferred Stock, having a $.0001 par value ("Preferred Stock") On or about January 24, 2008, the Corporation effected a 250:1 reverse split of its Common Stock.

The Common and/or Preferred Stock may be issued from time to time without approval by the Corporation's shareholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Corporation's Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with or without such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions by the Corporation's Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 72%

4. Effective date of filing (optional): 2/6/08
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X Thomas E. Alepinski

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
	20120796220-81
Ross Miller	Filing Date and Time
Secretary of State	11/27/2012 1:25 PM
State of Nevada	Entity Number
	C5074-2004

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Mindpix Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

The Company Increases its authorized common shares from 775,000,000 shares with a par value of $.0001 per share to 1,500,000,000 common shares with a par value of $.0001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 65%

4. Effective date and time of filing: (optional) Date: 11/27/12 Time: 10:00am

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.